EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
          We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 033-70100, 333-1438, 333-31417, 333-45799, 333-71641, 333-94619, 333-46002, 333-61166, 333-69822, 333-89590, 333-109432, 333-121988, 333-128480, 333-140101 and 333-147342) of Asyst Technologies, Inc. of our report dated October 13, 2006 relating to the financial statements, financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Amendment No. 3 to Form 10-K.
/S/ PricewaterhouseCoopers LLP
San Jose, California
February 1, 2008